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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hyperdynamics Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2010, relating to the consolidated financial statements of Hyperdynamics Corporation as of June 30, 2010 and for the years ended June 30, 2010 and 2009.

        We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

May 9, 2012

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM